UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 4, 2010 (April 29, 2010)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	800-653-6104

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2010, pursuant to a Stipulation and Consent to the Issuance of a Consent Order, Metro Bank (the “Bank”), a wholly owned subsidiary of Metro Bancorp, Inc., a Pennsylvania business corporation, consented and agreed to the issuance of a Consent Order (“Order”) by the Federal Deposit Insurance Corporation (the “FDIC”), the Bank’s federal banking regulator.  The Order was effective immediately.  The Bank also agreed to the issuance by the Pennsylvania Department of Banking of a substantially similar consent order.  The orders were issued following an August 31, 2009 joint Report of Examination issued by the banking regulators as of June 30, 2009.  The Order requires the Bank to take all necessary steps, consistent with the Order and sound banking practices, to correct and prevent certain unsafe or unsound banking practices and violations of law or regulation alleged by the FDIC to have been committed by the Bank.  The Order requires the Bank to address each alleged deficiency identified by the FDIC in its examination and to ensure that the Bank is operated with adequate management supervision and Board oversight in order to prevent any future unsafe or unsound banking practice and violation of law and/or regulation.

Among other things, the Order requires an analysis and assessment of the Bank’s management and Bank Secrecy Act (“BSA”) and Office of Foreign Assets Control (“OFAC”) staffing needs and qualifications; an analysis and assessment of the independence and performance of the Bank’s directors and senior executive officers; designation of a BSA and OFAC officer(s); the development, adoption and implementation of a system of internal controls designed to ensure full compliance with BSA and OFAC provisions; training programs to ensure that all appropriate personnel are aware of and can comply with applicable requirements of BSA and OFAC provisions; periodic reviews by internal and external auditors of compliance with BSA and OFAC provisions; and a review by an independent third party of the Bank’s compliance with the Order.  In addition, the Bank must submit to the FDIC a profit plan and comprehensive budget for 2010 and a plan to reduce certain assets classified by the FDIC as “substandard” or “doubtful.”

The Order requires the Bank to comply with its provisions over periods ranging from 30 to 210 days from the effective date of the Order.  The Bank consented to the regulatory orders without admitting or denying any charges of unsafe or unsound banking practices or violations of law or regulation relating to any matters identified in the orders.

Item 2.02.  Results of Operations and Financial Condition

On May 4, 2010, Metro Bancorp, Inc. issued a press release reporting financial results for its first quarter ended March 31, 2010.  A copy of the press release is attached as Exhibit 99.1 to this report.

On May 4, 2010, the Registrant also made certain supplemental information available. A copy of the supplemental information is attached as Exhibit 99.2 to this report.

Item 9.01.   Financial Statements and Exhibits

Exhibit No.

99.1 Press Release, dated May 4, 2010

99.2 Supplemental Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metro Bancorp, Inc.
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(Registrant)

Date: May 4, 2010	/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	DESCRIPTION
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99.1	Press Release of Metro Bancorp, Inc. dated
May 4, 2010

99.2	Supplemental Information